                                                  CHASE MANHATTAN AUTO OWNER TRUST
                                                           SERIES 1998-C
                                                   STATEMENT TO CERTIFICATEHOLDERS
-----------------------------------------------------------------------------------------------------------------------------
        PERIOD 13                                                                                              PAGE #1
DETERMINATION: 09-Jul-1999                                                                                Beginning 6/1/1999
 DISTRIBUTION: 15-Jul-1999                                                                                   Ending 6/30/1999
         TIME: 7/27/1999 19:56

                                            CLASS A-1 5.588% ASSET BACKED NOTES
                                            CLASS A-2 5.747% ASSET BACKED NOTES
                                            CLASS A-3 5.800% ASSET BACKED NOTES
                                            CLASS A-4 5.850% ASSET BACKED NOTES
                                            CLASS B-1 6.000% ASSET BACKED CERTIFICATES

                        ORIG PRINCIPAL      BEG PRINCIPAL      PRINCIPAL        INTEREST         TOTAL         END PRINCIPAL
       CLASS               BALANCE             BALANCE       DISTRIBUTION     DISTRIBUTION    DISTRIBUTION        BALANCE
-----------------------------------------------------------------------------------------------------------------------------
     A-1 Notes       $  258,000,000.00    $          0.00   $         0.00   $        0.00   $         0.00   $          0.00

     A-2 Notes       $  195,000,000.00    $ 90,611,676.92   $26,955,902.94   $  434,911.77   $27,390,814.71   $ 63,855,672.98

     A-3 Notes       $  325,000,000.00    $325,000,000.00   $         0.00   $1,670,833.33   $ 1,570,833.33   $325,000,000.00

     A-4 Notes       $  283,900,000.00    $283,900,000.00   $         0.00   $1,384,012.50   $ 1,384,012.06   $283,800,000.00

-----------------------------------------------------------------------------------------------------------------------------
    NOTE TOTALS      $1,061,900,000.00    $699,711,676.92   $26,955,902.84   $3,359,757.80   $30,345,660.54   $672,766,672.98
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
        B-1          $   32,889,211.45    $ 29,666,889.06   $   833,687.72   $  148,334.45   $   982,022.17   $ 28,633,201.34
-----------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS   $   32,889,211.45    $ 29,666,889.06   $   833,687.72   $  148,334.45   $   982,022.17   $ 28,833,201.34
-----------------------------------------------------------------------------------------------------------------------------
      TOTALS         $1,094,789,211.45    $729,378,464.98   $27,789,590.66   $3,538,092.05   $31,327,682.71   $701,688,874.32
-----------------------------------------------------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000


                       PRINCIPAL              INTEREST            END PRINCIPAL
       CLASS          DISTRIBUTION          DISTRIBUTION             BALANCE
-------------------------------------------------------------------------------
      A-1              0.00000000            0.00000000             0.00000000
                                                        -----------------------

              -----------------------------------------------------------------
      A-2            138.23539969            2.23031677           327.46498984
                                                        -----------------------

              -----------------------------------------------------------------
      A-3              0.00000000            4.83333332         1,000.00000000
                                                        -----------------------

              -----------------------------------------------------------------
      A-4              0.00000000            4.87500000         1,000.00000000
                                                        -----------------------

-------------------------------------------------------------------------------
  Notes Totals        25.38459642            3.19216273           633.53957339
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
      B-1             25.34836450            4.51012485           876.67657778
-------------------------------------------------------------------------------
Certificate Totals    25.34836450            4.51012485           876.67657778
-------------------------------------------------------------------------------
     TOTALS           25.38350796            3.23175641           640.84379621
-------------------------------------------------------------------------------

                     IF THERE ARE ANY QUESTIONS OR COMMENTS,
                  PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

===============================================================================

                                               KIM COSTA
                                               THE CHASE MANHATTAN BANK - ASPG
                                               450 WEST 33RD STREET, 15TH FLOOR
                                               NEW YORK, NEW YORK 10001
                                               (212) 946-3247

(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
-------------------------------------------------------------------------------


                                     CHASE MANHATTAN AUTO OWNER TRUST
                                                SERIES 1998-C
                                     STATEMENT TO CERTIFICATEHOLDERS
-----------------------------------------------------------------------------------------------------------

        PERIOD 13                                                                             PAGE #2
DETERMINATION: 09-Jul-1999                                                               Beginning 6/1/1999
 DISTRIBUTION: 15-Jul-1999                                                                 Ending 6/30/1999
         TIME: 7/27/1999 19:56

                                                                                                  per $1000
                                                                                                 ----------
Section 5.8 (iii)  Servicing Fee                                         $    607,815.39         0.55518942

Section 5.8 (iv)   Administration Fee                                    $      1,000.00         0.00081342

Section 5.8 (vi)   Pool Balance at the end of the Collection Period      $701,588,874.32

Section 5.8 (vii)  Repurchase Amounts for Repurchased Receivable
                          By Seller                                      $          0.00
                          By Servicer                                    $     22,742.29
                          TOTAL                                          $     22,742.29

Section 5.8 (viii) Realized Net Losses for Collection Period             $    197,959.97

Section 5.8 (ix)   Reserve Account Balance after Disbursement            $ 21,047,666.23

Section 5.8 (x)    Specified Reserve Account Balance                     $ 21,047,666.23

Section 5.8 (xi)   Total Distribution Amount                             $ 33,369,408.38
                          Servicing Fee                                  $    607,815.39
                          Administrative Fee                             $      1,000.00
                          Noteholders' Distribution Amount               $ 30,345,660.54
                          Certificateholders' Distribution Amount        $    982,022.17
                          Deposit to Reserve Account                     $  1,432,910.28


Section 5.8 (xii)  Noteholders' Distributable Amount

  --------------------------------------------------------------------------------------------------------------------------------
   Class      Principal        Interest           Total       Prin (per $1000/orig)   Int (per $1000/orig)  Total (per $1000/orig)
  --------------------------------------------------------------------------------------------------------------------------------
    A-1     $         0.00   $        0.00    $         0.00        0.00000000             0.00000000               0.00000000
    A-2     $26,955,902.94   $  434,911.77    $27,390,814.71      138.23539969             2.23031677             140.46571648
    A-3     $         0.00   $1,570,833.33    $ 1,570,833.33        0.00000000             4.83333332               4.83333332
    A-4     $         0.00   $1,384,012.50    $ 1,384,012.50        0.00000000             4.87500000               4.87580000
  --------------------------------------------------------------------------------------------------------------------------------
   Total    $26,956,902.94   $3,389,757.60    $30,346,660.54       25.38459642             3.19216273              28.57876816
  --------------------------------------------------------------------------------------------------------------------------------


Section 5.8 (xiii) Certificateholders' Distributable Amount

  --------------------------------------------------------------------------------------------------------------------------------
   Class     Principal         Interest          Total          rin (per $1000/orig)  Int (per $1000/orig)  Total (per $1000/orig)
  --------------------------------------------------------------------------------------------------------------------------------
     B-1     $833,687.72      $148,334.45      $982,022.17         25.34836450             4.51012486              29.85848936
  --------------------------------------------------------------------------------------------------------------------------------
    Total    $833,687.72      $148,334.45      $982,022.17         25.34836450             4.51012486              29.85848936
  --------------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiv) Reserve Fund Transfer Amount     $1,432,910.28


(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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